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                                                                    EXHIBIT 21.1

              SUBSIDIARIES OF METAWAVE COMMUNICATIONS CORPORATION
                             (DIRECT and INDIRECT)


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
                                                       State or Other Jurisdiction of
Name of Entity                                         Incorporation or Organization
--------------                                         ------------------------------
Metawave International Communications                 Delaware
 Corporation

Metawave Communications                               Cayman Islands
(Cayman Islands)

Metawave Communications                               Hong Kong
(Asia) Limited

Metawave Communications                               Taiwan
Taiwan Ltd.

Adaptive Telecom, Inc.                                California

Metawave do Brasil Ltda.                              State of Sao Paulo, Brazil

Metawave Services de Mexico, S. de R.L. de            Mexico
 C.V.
Metawave de Mexico, S. de R.L. de C.V.                Mexico

Metawave Communications (Shanghai) Co.,Ltd.           Wai Gaoqiao Free Trade Zone, Shanghai,
                                                      People's Republic of China
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